GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE FIRST QUARTER ENDED MARCH 31, 2015

- Sales Up 3% and EPS Up 3% -

Atlanta, Georgia, April 21, 2015 — Genuine Parts Company (NYSE: GPC) announced today first quarter sales and earnings for the quarter ended March 31, 2015.

Sales for the first quarter ended March 31, 2015, increased 3% to $3.7 billion compared to sales of $3.6 billion for the same period in 2014. Net income for the first quarter was $161.0 million, up 2% from $157.5 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.05, up 3% compared to $1.02 for the first quarter last year.

Tom Gallagher, Chairman and Chief Executive Officer, commented, “We are pleased to report a solid start to 2015 and, although our sales and earnings growth rates moderated from the results reported in recent quarters, we performed in line with our expectations. Our total sales increase of 3% included approximately 4% underlying sales growth and a 1.5% contribution from acquisitions, offset by a currency headwind of approximately 2%. Sales for the Automotive Group were flat with the prior year and consisted of core automotive growth of approximately 3% and a slight benefit from acquisitions, less the negative impact of currency of approximately 4%. Sales at Motion Industries, our Industrial Group, were up approximately 3%, including 3% underlying growth and 1% from acquisitions, offset by a currency headwind of approximately 1%. Sales at EIS, our Electrical/Electronic Group, increased by 1% and included approximately 6% growth from acquisitions, net of a 4% decrease in core sales and a 1% negative impact of copper pricing. Sales for S. P. Richards, our Office Products Group, were up approximately 17%, consisting of 11% underlying growth and 6% from acquisitions.”

Mr. Gallagher concluded, “Our sales and earnings growth in the quarter was supported by solid cash flows and a strong balance sheet. As we move forward in the year, we are well positioned for further progress across our operations and remain optimistic that 2015 will be another successful year for the Company.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EST to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 844-857-1770, conference ID 10259415. A replay will also be available on the Company’s website or at 855-859-2056, conference ID 10259415, two hours after the completion of the call until 12:00 a.m. Eastern time on May 5, 2015.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2014 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,736,051	$3,624,897
Cost of goods sold	2,623,232	2,540,267

Gross profit	1,112,819	1,084,630
Operating expenses:
Selling, administrative & other expenses	825,554	803,802
Depreciation and amortization	35,884	36,856

	861,438	840,658
Income before income taxes	251,381	243,972
Income taxes	90,371	86,488

Net income	$161,010	$157,484

Basic net income per common share	$1.05	$1.02
Diluted net income per common share	$1.05	$1.02
Weighted average common shares outstanding	152,656	153,729
Dilutive effect of stock options and
non-vested restricted stock awards	918	1,067

Weighted average common shares outstanding – assuming dilution	153,574	154,796

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,898,508	$1,898,515
Industrial	1,181,823	1,143,274
Office Products	490,298	418,098
Electrical/Electronic Materials	182,046	180,331
Other (1)	(16,624)	(15,321)

Total net sales	$3,736,051	$3,624,897

Operating profit:
Automotive	$150,641	$150,110
Industrial	87,769	83,050
Office Products	36,524	33,946
Electrical/Electronic Materials	15,463	15,529

Total operating profit	290,397	282,635
Interest expense, net	(5,327)	(6,206)
Intangible amortization	(8,604)	(8,876)
Other, net	(25,085)	(23,581)

Income before income taxes	$251,381	$243,972

Capital expenditures	$16,427	$18,387

Depreciation and amortization	$35,884	$36,856

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2015	2014
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$166,495	$103,472
Trade accounts receivable, net	1,978,233	1,828,309
Merchandise inventories, net	3,007,295	2,974,306
Prepaid expenses and other current assets	482,676	440,344

TOTAL CURRENT ASSETS	5,634,699	5,346,431
Goodwill and other intangible assets, less accumulated amortization	1,346,336	1,409,812
Deferred tax assets	144,112	92,539
Other assets	467,092	468,903
Net property, plant and equipment	646,116	664,689

TOTAL ASSETS	$8,238,355	$7,982,374

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$2,608,491	$2,335,327
Current portion of debt	393,697	399,756
Income taxes payable	26,479	76,682
Dividends payable	93,844	88,421
Other accrued expenses	636,850	522,552

TOTAL CURRENT LIABILITIES	3,759,361	3,422,738
Long-term debt	500,000	500,000
Pension and other post-retirement benefit liabilities	275,470	137,638
Deferred tax liabilities	67,672	87,726
Other long-term liabilities	444,810	423,063
Common stock	152,325	153,604
Retained earnings	3,855,295	3,641,920
Accumulated other comprehensive loss	(827,682)	(393,762)

TOTAL PARENT EQUITY	3,179,938	3,401,762
Noncontrolling interests in subsidiaries	11,104	9,447

TOTAL EQUITY	3,191,042	3,411,209

TOTAL LIABILITIES AND EQUITY	$8,238,355	$7,982,374

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$161,010	$157,484
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,884	36,856
Share-based compensation	3,316	3,073
Excess tax benefits from share-based compensation	(3,734)	(4,106)
Changes in operating assets and liabilities	(73,964)	(133,528)

NET CASH PROVIDED BY OPERATING ACTIVITIES	122,512	59,779
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(16,427)	(18,387)
Acquisitions and other investing activities	(30,129)	(156,853)

NET CASH USED IN INVESTING ACTIVITIES	(46,556)	(175,240)
FINANCING ACTIVITIES:
Proceeds from debt	779,910	740,012
Payments on debt	(650,000)	(610,604)
Share-based awards exercised, net of taxes paid	(3,804)	(4,736)
Excess tax benefits from share-based compensation	3,734	4,106
Dividends paid	(88,039)	(82,750)
Purchase of stock	(84,252)	(22,709)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(42,451)	23,319
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(4,740)	(1,279)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	28,765	(93,421)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	137,730	196,893

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$166,495	$103,472